Exhibit (a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY GOLDCORP INC. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF EXETER RESOURCE CORPORATION.

NOTICE OF GUARANTEED DELIVERY

for the deposit of Common Shares of

EXETER RESOURCE CORPORATION

pursuant to the Offer dated April 20, 2017 made by

GOLDCORP INC.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON MAY 26, 2017 (THE “EXPIRY TIME”), UNLESS THE OFFER IS ABRIDGED, EXTENDED OR WITHDRAWN.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

1.     YOU WISH TO ACCEPT THE OFFER BUT YOUR CERTIFICATE(S) REPRESENTING EXETER SHARES ARE NOT IMMEDIATELY AVAILABLE;

2.     YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS; OR

3.     YOUR CERTIFICATE(S) REPRESENTING EXETER SHARES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) or a manually executed facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used to deposit common shares (the “Exeter Shares”) of Exeter Resource Corporation (“Exeter”) under the offer (the “Offer”) made by Goldcorp Inc. (the “Offeror”) pursuant to the offer to purchase dated April 20, 2017 (the “Offer to Purchase”) if (a) the certificate(s) representing such Exeter Shares is (are) not immediately available, (b) the holder of Exeter Shares (the “Shareholder”) cannot complete the procedure for book-entry transfer of such Exeter Shares on a timely basis, or (c) the certificate(s) and all other required documents cannot be delivered to CST Trust Company (the “Depositary”), at or prior to the Expiry Time. Pursuant to the Offer, the Offeror has offered to purchase, on the terms and subject to the conditions set forth in the Offer to Purchase, all of the issued and outstanding Exeter Shares, which includes Exeter Shares that may become issued and outstanding after the date of the Offer to Purchase but before the Expiry Time upon the exercise, exchange or conversion of options or any other rights to acquire Exeter Shares (“Convertible Securities”).

This Notice of Guaranteed Delivery or a manually executed facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must be received by the Depositary at its office specified on the back page of this Notice of Guaranteed Delivery, at or prior to the Expiry Time.

The terms and conditions contained in the Offer to Purchase are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein which are defined in the Offer to Purchase and take-over bid circular (the “Circular”) accompanying the Offer to Purchase (collectively, the “Offer to Purchase and Circular”) have the respective meanings ascribed thereto in the Offer to Purchase and Circular. The Offer to Purchase and Circular contains important information and Shareholders are urged to read the Offer to Purchase and Circular in its entirety.

Under the Offer, each Shareholder is entitled to receive 0.12 of a common share, without par value of Goldcorp (each whole common share, a “Goldcorp Share”) in respect of each Exeter Share.

No fractional Goldcorp Shares will be issued pursuant to the Offer. Where the aggregate number of Goldcorp Shares to be issued to a Shareholder would result in a fraction of a Goldcorp Share being issuable, the number of Goldcorp Shares to be received by such Shareholder will be rounded down to the nearest whole number.

The Depositary, Kingsdale Advisors, as information agent (the “Information Agent”) and TD Securities Inc., as dealer manager (the “Dealer Manager”) (the addresses and telephone numbers of which are located on the back page of this Notice of Guaranteed Delivery) or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery. Shareholders whose Exeter Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Exeter Shares under the Offer. Intermediaries likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

The Offer is made only for Exeter Shares and is not made for any Convertible Securities. Any holder of Convertible Securities who wishes to accept the Offer should, subject to and to the extent permitted by the terms of such Convertible Security and subject to applicable laws, exercise, exchange or convert the Convertible Securities in order to acquire Exeter Shares and then deposit those Exeter Shares on a timely basis in accordance with the terms of the Offer. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received share certificates or a Direct Registration Statement (“DRS”) Advice(s) representing the Exeter Shares issuable upon such exercise, exchange or conversion in time for deposit prior to the Expiry Time, or in sufficient time to comply with the procedures referred to in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

COMPLETION OF THE OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. NO PAYMENT OF ANY OFFER CONSIDERATION WILL BE MADE PRIOR TO THE EXPIRY TIME.

YOU MUST SIGN THIS NOTICE OF GUARANTEED DELIVERY IN THE APPROPRIATE SPACE PROVIDED BELOW. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION BY FACSIMILE TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ON THE BACK PAGE HEREOF WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

As set out in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery” if a Shareholder wishes to accept the Offer and deposit Exeter Shares under the Offer and (i) the certificate(s) representing such Exeter Shares is (are) not immediately available, (ii) the Shareholder cannot complete the procedure for book-entry transfer of such Exeter Shares on a timely basis, or (iii) the certificate(s) or DRS Advice(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, those Exeter Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution (as defined below);

(b)

this properly completed and duly executed Notice of Guaranteed Delivery (or a manually executed facsimile hereof), including a guarantee to deliver by an Eligible Institution in the form set out below, is received by the Depositary at its office as specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)

the certificate(s) or DRS Advice representing all Deposited Shares, in proper form for transfer, together with the Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed with the signature(s) guaranteed if so required in accordance with the instructions set out in the Letter of Transmittal, and all other documents required by the terms of the Offer are received by the Depositary at its address as specified in this Notice of Guaranteed Delivery at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

This Notice of Guaranteed Delivery must be delivered by hand, couriered, transmitted by facsimile or mailed to the Depositary at its office specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and all other required documents to an address or transmission by facsimile to a facsimile number other than those specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for the Exeter Shares deposited and taken up by the Offeror pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) certificate(s) or DRS Advice(s) representing such Exeter Shares, (b) a Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed covering the Exeter Shares, with any signature(s) guaranteed, if so required in accordance with the instructions set out in the Letter of Transmittal, and (c) all other documents required by the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Exeter Shares on the purchase price of Exeter Shares purchased by the Offeror, regardless of any delay in making such payments and that the consideration for the Exeter Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Exeter Shares delivered to the Depositary prior to the Expiry Time, even if the certificate(s) or DRS Advice(s) representing all of the Deposited Shares to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedure for Guaranteed Delivery”, are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Exeter Shares is not made until after the take up and payment for such Exeter Shares under the Offer.

The undersigned acknowledges that all authority conferred or agreed to be conferred by the undersigned in this Notice of Guaranteed Delivery is, to the extent permitted by applicable Law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase and Circular, the deposit of Exeter Shares pursuant to the Offer and this Notice of Guaranteed Delivery is irrevocable.

Questions or requests for assistance in accepting the Offer, completing this Notice of Guaranteed Delivery and depositing the Exeter Shares with the Depositary may be directed to the Depositary, the Information Agent or the Dealer Manager. Their contact details are provided on the back page of this Notice of Guaranteed Delivery. Shareholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

TO:	Goldcorp Inc.
AND TO:	CST Trust Company, as Depositary

By Mail:	By Registered Mail, by Hand or by Courier:	By facsimile Transmission:

CST Trust Company Attention: Corporate Actions PO Box 1036 Adelaide St. Postal Station Toronto, Ontario M5C 2K4	CST Trust Company Attention: Corporate Actions B1 LEVEL 320 Bay St. Toronto, Ontario M5H 4A6	Attention: Corporate Actions (514) 985-8853

North American Toll-Free Phone:

1-800-387-0825

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND, COURIERED, TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AT THE ADDRESS OR FACSIMILE NUMBER SPECIFIED ABOVE IN THIS NOTICE OF GUARANTEED DELIVERY AT OR PRIOR TO THE EXPIRY TIME AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS TO AN ADDRESS OR TRANSMISSION BY FACSIMILE TO A FACSIMILE NUMBER OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE VALID DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, THE ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATE(S) REPRESENTING EXETER SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATE(S) REPRESENTING EXETER SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, upon the terms (including the right of withdrawal) and subject to the conditions of the Offer as set out in the Offer to Purchase and Circular and in the Letter of Transmittal, receipt of which is hereby acknowledged, the Exeter Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

BOX 1
DESCRIPTION OF EXETER SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Certificate or DRS Advice Number(s) (if available)	Name(s) in which Certificate(s) or DRS Advice is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s) or DRS Advice)	Number of Exeter Shares Represented by Certificate(s) or DRS Advice	Number of Exeter Shares Deposited*

TOTAL:

  *    If you desire to deposit fewer than all Exeter Shares evidenced by any certificate(s) or DRS Advice listed above, please indicate in this column the number of Exeter Shares you wish to deposit. Unless otherwise indicated, the total number of Exeter Shares evidenced by all certificate(s) or DRS Advice(s) delivered will be deemed to have been deposited.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)
Name (please print or type)	Postal Code / Zip Code
Date	Daytime Telephone Number

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Exeter Shares deposited hereby, in proper form for transfer, together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, covering the Deposited Shares, and any other documents required by the Letter of Transmittal (or, (i) in the case of a book-entry transfer to the Depositary through CDS, a Book-Entry Confirmation with respect to the Deposited Shares and, (ii) in the case of a book-entry transfer to the Depositary through DTC accounts, a Book-Entry Confirmation and a Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal) and all other required documents at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date. Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature
Address of Firm	Name
Postal Code / Zip Code	Title
Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATE(S) REPRESENTING EXETER SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATE(S) SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Dealer Manager for the Offer is:

TD SECURITIES INC.

TD SECURITIES INC. 1700-700 West Georgia Street Vancouver, British Columbia, V7Y 1B6 Telephone: 604-654-3332 Facsimile: 604-654-3671

The Depositary Agent for the Offer is:

CST TRUST COMPANY

By Mail CST TRUST COMPANY PO Box 1036 Adelaide St. Postal Station Toronto, Ontario M5C 2K4	By Registered Mail, Hand or by Courier CST TRUST COMPANY B1 LEVEL 320 Bay St. Toronto, Ontario M5H 4A6

North American Toll Free Phone:

1-800-387-0825

Outside North America, Banks and Brokers Call Collect:

416-682-3860

E-mail:

inquiries@canstockta.com

The Information Agent for the Offer is:

KINGSDALE ADVISORS

The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-851-2743

Outside North America, Banks and Brokers Call Collect:

416-867-2271

E-mail:

contactus@kingsdaleadvisors.com

Any questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer to Purchase and Circular may be directed by holders of Exeter Shares to the Depositary, the Information Agent or the Dealer Manager at their respective telephone numbers and locations set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.